CALIFORNIA INVESTMENT TRUST II


                                EXHIBIT NO. (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                             (Tait, Weller & Baker)
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust II and to the use of our report dated October 1, 1998 on the financial statements and financial highlights of U.S. Government Securities Fund, The United States Treasury Trust, S&P 500 Index Fund, and S&P MidCap Index, Equity Income Fund, and S&P SmallCap Index Fund. Each a series of shares of California Investment Trust II. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

                                                       /s/ TAIT, WELLER & BAKER
                                                       ------------------------
                                                         TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 28, 1998